Acknowledgement of Independent Registered Public Accounting Firm

The Board of Directors
YUM! Brands, Inc.:

We hereby acknowledge our awareness of the use of our report dated April 26, 2011, included within the Quarterly Report on Form 10-Q of YUM! Brands, Inc. for the twelve weeks ended March 19, 2011, and incorporated by reference in the following Registration Statements:

Description	Registration Statement Number

Form S-3 and S-3/A

Debt Securities	333-160941
YUM! Direct Stock Purchase Program	333-46242

Form S-8

Restaurant Deferred Compensation Plan	333-36877, 333-32050
Executive Income Deferral Program	333-36955
YUM! Long-Term Incentive Plan	333-36895, 333-85073, 333-32046, 333-170929
SharePower Stock Option Plan	333-36961
YUM! Brands 401(k) Plan	333-36893, 333-32048, 333-109300
YUM! Brands, Inc. Restaurant General Manager
Stock Option Plan	333-64547
YUM! Brands, Inc. Long-Term Incentive Plan	333-32052, 333-109299

Pursuant to Rule 436(c) under the Securities Act of 1933 (the “Act”), such report is not considered part of a registration statement prepared or certified by an independent registered public accounting firm, or a report prepared or certified by an independent registered public accounting firm within the meaning of Sections 7 and 11 of the Act.

/s/ KPMG LLP
Louisville, Kentucky
April 26, 2011